Household Consumer Loan Trust,1996-2
Series 1996-2 Owner Trust Calculations
Due Period Ending	Mar 31, 2001
Payment Date	Apr 16, 2001

Calculation of Interest Expense

Index (LIBOR)	5.163750%
Accrual end date, accrual beginning date and days in Interest Period	Apr 16, 2001	Mar 15, 2001	32
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	153,619,724	31,878,510	41,434,615	30,127,119	13,299,460	25,184,125
Previously unpaid interest/yield	0	0	0	0	0
Spread to index	0.17%	0.32%	0.42%	0.65%	1.00%
Rate (capped at 13%, 15%, 15%, 15%, 16%)	5.333750%	5.483750%	5.583750%	5.813750%	6.163750%
Interest/Yield Payable on the Principal Balance	728,328	155,390	205,654	155,690	72,866
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	728,328	155,390	205,654	155,690	72,866
Interest/Yield Paid	728,328	155,390	205,654	155,690	72,866

Summary

Beginning Security Balance	153,619,724	31,878,510	41,434,615	30,127,119	13,299,460	25,184,125
Beginning Adjusted Balance	153,619,724	31,878,510	41,434,615	30,127,119	13,299,460
Principal Paid	3,469,638	719,990	935,819	680,434	300,374	630,297
Ending Security Balance	150,150,086	31,158,520	40,498,796	29,446,685	12,999,086	24,615,400
Ending Adjusted Balance	150,150,086	31,158,520	40,498,796	29,446,685	12,999,086
Ending Certificate Balance as % Participation Interest Invested Amount					4.5000%
Targeted Balance	150,211,658	31,158,520	40,498,796	29,446,685	12,999,086
Minimum Adjusted Balance		18,800,000	24,500,000	17,800,000	7,900,000	14,800,000
Certificate Minimum Balance					8,753,873
Ending OC Amount as Holdback Amount						19,518,677
Ending OC Amount as Accelerated Prin Pmts						5,096,723

Beginning Net Charge offs	0	0	0	0	0	0
Reversals	0	0	0	0	0	0
Charge offs	0	0	0	0	0	0
Ending Net Charge Offs	0	0	0	0	0	0

Interest/Yield Paid per $1000	$1	$3	$3	$3	$2
Principal Paid per $1000	$4	$14	$14	$14	$8